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                               THE CIT GROUP, INC.

                                       AND

                               [NAME OF TRUSTEE],

                                                     Trustee

                                ----------------

                                    Indenture

                               Dated as of [DATE]

                                -----------------



                                 DEBT SECURITIES

                              (Senior Subordinated)

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

     INDENTURE dated as of [date] between The CIT Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the
"Corporation"), and [name of trustee], a banking corporation/association duly organized and existing under the laws of the [jurisdiction of organization] (the "Trustee").

                           RECITALS OF THE CORPORATION

     The Corporation is authorized to borrow money for its corporate purposes and to issue debentures, notes or other evidences of indebtedness therefor; and for its corporate purposes, the Corporation has determined to make and issue its debentures, notes or other evidences of indebtedness in one or more series (the "Debt Securities"), as hereinafter provided, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.

     All things necessary to make this Indenture a valid agreement of the Corporation, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That, in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the receipt whereof is hereby acknowledged, and in order to declare the terms and conditions upon which the Debt Securities are to be issued, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the Debt Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Corporation, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of those who shall hold the Debt Securities, or any of them, as follows:

                     PARAGRAPH A. INCORPORATION BY REFERENCE

     Except as otherwise provided below, Articles One through Fourteen of The CIT Group, Inc. Standard Multiple-Series Indenture Provisions dated as of September 24, 1998 (the "Standard Provisions"), are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. Article Fifteen of the Standard Provisions is hereby re-designated as Article Sixteen and is hereby incorporated herein by reference with the same force and effect as though fully set forth herein. All references to Article Fifteen of the Standard Provisions and the Sections thereof in Articles One through Fifteen of the Standard Provisions shall hereby be deemed to refer to Article Sixteen and the Sections thereof as hereby re-designated.

                       PARAGRAPH B. ADDITIONAL PROVISIONS

     1. The following provisions hereby modify or supplement the definitions set forth in Section 1.02 of the Standard Provisions:

Corporate trust office:

     The term "corporate trust office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is presently located at [address]; notices shall be so addressed and directed to the attention of [department and/or officer].

Indebtedness:

     The term "Indebtedness", when used in the definition of the terms "Junior Subordinated Indebtedness" "Senior Subordinated Indebtedness" and "Superior Indebtedness", shall mean all obligations which in accordance with generally accepted accounting principles should be classified as liabilities upon a balance sheet, and in any event shall include all debt and other similar monetary obligations, whether direct or guaranteed.

Junior Subordinated Indebtedness:

     The term "Junior Subordinated Indebtedness" shall mean the Indebtedness of the Corporation, whether outstanding at the date hereof or incurred hereafter, which is subordinated to Superior Indebtedness and Senior Subordinated Indebtedness of the Corporation.

Senior Subordinated Indebtedness:

     The term "Senior Subordinated Indebtedness" shall mean the Indebtedness represented by the Debt Securities, the Indebtedness represented by the Corporation's 9 1/4% Medium-Term Senior Subordinated Capital Notes Due March 15, 2001 and 8 3/8% Senior Subordinated Capital Notes Due November 1, 2001 and all other Indebtedness of the Corporation, whether outstanding at the date hereof or incurred hereafter, which is subordinate only to Superior Indebtedness.

Superior Indebtedness:

     The term "Superior Indebtedness" shall mean all Indebtedness of the Corporation, whether outstanding at the date hereof or incurred hereafter, which is not by its terms subordinate or junior to any other Indebtedness of the Corporation. In any event, Superior Indebtedness does not include the Indebtedness represented by the Corporation's 9 1/4% Medium-Term Senior Subordinated Capital Notes Due March 15, 2001 and 8 3/8% Senior Subordinated Capital Notes Due November 1, 2001 or the Debt Securities.

     2. Section 6.05 and Section 6.06 of the Standard Provisions are hereby re-designated as Section 6.06 and Section 6.07, respectively. All references in the Standard Provisions to Section 6.05 and Section 6.06 of the Standard Provisions shall hereby be deemed to refer to Section 6.06 and Section 6.07 as hereby re-designated.

     3. The following provision is hereby added to Article Six of the Standard Provisions and shall hereby be designated as Section 6.05:

          SECTION 6.05. The Corporation will not permit (i) the aggregate amount of Senior Subordinated Indebtedness outstanding at any time to exceed an amount equal to 100% of the aggregate amount of the par or stated value of all classes of capital stock plus the surplus (including retained earnings) of the Corporation and its Consolidated Subsidiaries (determined in accordance with generally accepted accounting principles) at such time or
     (ii) the aggregate amount of Senior Subordinated Indebtedness and Junior Subordinated Indebtedness outstanding at any time to exceed an amount equal to 150% of the aggregate amount of the par or stated value of all classes of capital stock plus the surplus (including retained earnings) of the Corporation and its Consolidated Subsidiaries (determined in accordance with generally accepted accounting principles) at such time.

     4. The following provisions are hereby added to the Standard Provisions and shall hereby be designated as Article Fifteen:

                                 ARTICLE FIFTEEN

                        SUBORDINATION OF DEBT SECURITIES.

     SECTION 15.01. (a) The Corporation covenants and agrees, and each holder of Debt Securities, by his acceptance thereof, likewise covenants and agrees, that all Debt Securities shall be issued subject to the provisions of this Article Fifteen; and each person holding any Debt Security, whether upon original issue or upon transfer thereof, accepts and agrees to be bound by such provisions.

     (b) All Debt Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinate and subject in right of payment to the prior payment in full of all Superior Indebtedness.

     SECTION 15.02. (a) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Corporation or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy proceedings, then all principal and interest on all Superior Indebtedness shall first be paid in full, or such payment be provided for, before any payment on account of principal, premium, if any, or interest is made upon the indebtedness evidenced by the Debt Securities, and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of the Debt Securities shall be paid or delivered directly to the holders of such Superior Indebtedness for application in payment thereof unless and until such Superior Indebtedness shall have been paid and satisfied in full or such payment and satisfaction shall have been provided for; provided, however, that:

          (1) in the event that payment or delivery of such cash, property or securities to the holders of the Debt Securities is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Debt Securities to Superior Indebtedness, and made by a court of competent jurisdiction in any such proceeding, no payment or delivery of such cash, property or securities payable or deliverable with respect to the Debt Securities need be made to the holders of Superior Indebtedness; and

          (2) no such delivery need be made of securities which are issued pursuant to any reorganization, dissolution or liquidation proceedings, or upon any merger, consolidation or sale not prohibited by Section 16.01, by the Corporation, as reorganized, or by the corporation succeeding to the Corporation or acquiring its property and assets, and which securities are subordinate and junior in right of payment of all Superior Indebtedness then outstanding.

     (b) In the event that the Debt Securities are declared due and payable before their expressed maturity because of the occurrence of an event of default specified in Section 7.01 (under circumstances when the provisions of the foregoing subsection (a) shall not be applicable), the holders of the Debt Securities shall be entitled to payment only after there shall first have been paid in full the Superior Indebtedness outstanding at the time such Debt Securities so became due and payable because of such event of default, or such payment shall have been provided for.

     (c) In the event that any direct or indirect payment or distribution shall be received by the Trustee or by any holder of the Debt Securities in contravention of the provisions of this Section, then such payments or distributions shall be held for the benefit of, and shall be paid over to, the holders of the Superior Indebtedness at the time outstanding or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Superior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all such Superior Indebtedness until all such Superior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Superior Indebtedness.

     SECTION 15.03. Subject to the payment in full of all Superior Indebtedness, the holders of the Debt Securities (equally and ratably with the holders of all other subordinated indebtedness which by its terms ranks on a parity with the Debt Securities and is entitled to like rights of subrogation) shall be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions of assets of the Corporation applicable to the Superior Indebtedness until the principal of, premium, if any, and interest on, the Debt Securities shall be paid in full, and no payments or distributions to the holders of the Superior Indebtedness pursuant to the provisions of this Article Fifteen shall, as between the Corporation, its creditors other than the holders of

Superior Indebtedness and the holders of the Debt Securities, be deemed to be a payment by the Corporation to or on account of Superior Indebtedness, it being understood that the provisions of this Article Fifteen are and are intended solely for the purpose of defining the relative rights of the holders of the Debt Securities, on the one hand, and the holders of the Superior Indebtedness, on the other hand, and nothing contained in this Article Fifteen or elsewhere in this Indenture or in the Debt Securities shall impair, as between the Corporation, its creditors other than the holders of Superior Indebtedness and the holders of the Debt Securities, the obligation of the Corporation, which is unconditional and absolute, to pay to the holders of the Debt Securities the principal of, premium, if any, and interest on, the Debt Securities as and when the same shall become due and payable in accordance with their terms, or to affect relative rights of the holders of the Debt Securities and creditors of the Corporation other than the holders of the Superior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debt Securities from exercising all remedies otherwise permitted by applicable law or hereunder upon default under this Indenture, subject to the rights, if any, under this Article Fifteen, of the holders of Superior Indebtedness in respect of cash, property or securities otherwise payable or deliverable to the holders of the Debt Securities.

     SECTION 15.04. Each holder of a Debt Security by his acceptance thereof authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fifteen and appoints the Trustee his attorney-in-fact for any and all such purposes.

     SECTION 15.05. The Corporation shall give prompt written notice to the Trustee of any fact known to the Corporation which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Debt Securities pursuant to the provisions of this Article Fifteen. Notwithstanding the provisions of this Article Fifteen or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Debt Securities pursuant to the provisions of this Article Fifteen, unless and until the Trustee shall have received written notice thereof from the Corporation or a holder or holders of Superior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such fact exists. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Superior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Superior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Superior Indebtedness to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the trustee as to the amount of Superior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Fifteen, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

     SECTION 15.06. The Trustee in his individual capacity shall be entitled to all the rights set forth in this Article Fifteen in respect of any Superior Indebtedness at any time held by it, to the same extent as any other holder of Superior Indebtedness, and nothing in Section 11.09 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Superior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fifteen, and no implied covenants or obligations with respect to the holders of Superior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Superior Indebtedness and the Trustee shall not be liable to any holder of Superior Indebtedness if it shall mistakenly pay over or deliver to holders of Debt Securities, the Corporation or any other person moneys or assets to which any holder of Superior Indebtedness shall be entitled by virtue of this Article Fifteen or otherwise.

     SECTION 15.07. No present or future holder of Superior Indebtedness shall be prejudiced in his right to enforce subordination as herein provided by any act or failure to act on the part of the Corporation.

     SECTION 15.08. The indebtedness represented by the Debt Securities (a) shall not be deemed to constitute "Superior Indebtedness" as such term is defined herein and in the Corporation's 9 1/4% Medium-Term Senior Subordinated Capital Notes Due March 15, 2001 and 8 3/8% Senior Subordinated Capital Notes Due November 1, 2001, but shall in all respects rank on a parity with the indebtedness represented by such Senior Subordinated Notes, and (b) shall be deemed to constitute "Senior Subordinated Indebtedness" as that term is defined herein.

     IN WITNESS WHEREOF, The CIT Group, Inc. has caused this Indenture to be executed in its corporate name by its Chairman, Vice Chairman, President, or one of its Vice Presidents, and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and [name of trustee], in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed in its corporate name by one of its [title], and its seal to be hereunto affixed and to be attested by one of its [title], all as of the date first above written.

                                         THE CIT GROUP, INC.

                                         By:____________________________
                                              [Title]

[Corporate Seal]

Attest: _____________________________
          [Title]

                                          [NAME OF TRUSTEE], as Trustee

                                          By:____________________________
                                               [Title]

[Corporate Seal]

Attest: _____________________________
          [Title]